Exhibit 10.4

XPLORE TECHNOLOGIES CORP.

14000 Summit Drive, Suite 900

Austin, TX 78728

February 27, 2009

Philip S. Sassower

Phoenix Venture Fund LLC

110 East 59th Street, Suite 1901

New York, NY 10022

Re:          Note Purchase Agreement, dated September 5, 2008

Gentlemen,

Reference is made to that certain Note Purchase Agreement, dated September 5, 2008, by and among Xplore Technologies Corp. (the “Parent”), Xplore Technologies Corporation of America (the “Subsidiary” and collectively with the Parent, the “Borrowers”) and the Purchasers listed on Schedule I and Schedule II thereto (the “Note Purchase Agreement”), the promissory notes issued in connection therewith by the Borrowers to the Purchasers (the “Notes”) and the warrants issued in connection therewith by the Parent to the Purchasers (the “Warrants”).  Any capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to such terms in the Agreement.

The parties hereto hereby agree as follows:

1.             The Note Purchase Agreement is amended to extend the Maturity Date of each of the Notes to December 31, 2010.

2.             Section 9 (Certain Definitions) of the Note Purchase Agreement is hereby amended by deleting in its entirety the definition of Maturity Date and inserting in lieu thereof the following definition:

“Maturity Date” shall mean, with respect to any Note, December 31, 2010.

3.             Section 1 of each Note is hereby amended to extend the Maturity Date (as defined therein) to December 31, 2010.

4.             The Note Purchase Agreement is amended to reduce the Warrant Exercise Price to the lower of (i) $0.10 per share, or (ii) the volume weighted average trading price of the Company’s Common Stock for the 5 trading days prior to February 27, 2009.

5.             Section 9 (Certain Definitions) of the Note Purchase Agreement is hereby amended by deleting in its entirety the definition of Warrant Exercise Price and inserting in lieu thereof the following definition:

“Warrant Exercise Price” shall mean the lower of (i) $0.10 per share, or (ii) the volume weighted average trading price of the Company’s Common Stock for the 5 trading days prior to February 27, 2009.

6.             Section 8 (Definitions) of the Note Purchase Agreement is hereby amended by deleting in its entirety the definition of Warrant Exercise Price and inserting in lieu thereof the following definition:

“Warrant Exercise Price” shall mean the lower of (i) $0.10 per share, or (ii) the volume weighted average trading price of the Company’s Common Stock for the 5 trading days prior to February 27, 2009.

7.             Section 1 of each Warrant is hereby amended to extend the Expiration Date (as defined therein) to February 27, 2012.

8.             This side letter may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

9.             Except as expressly amended hereby, the Note Purchase Agreement, each Note and each Warrant shall remain in full force and effect.

10.           This letter shall be governed by, and construed in accordance with, the laws of the State of New York excluding that body of law relating to conflicts of law.

[Remainder of the Page Intentionally Left Blank]

Please indicate your agreement and acceptance of the terms and conditions of this letter agreement by executing this letter agreement in the designated space below and returning a signed copy.

Very truly yours,

Xplore Technologies Corp.

By:	/s/ Michael J. Rapisand
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer and Secretary

AGREED AND ACCEPTED:

Phoenix Venture Fund LLC, as Agent to Purchasers

By:	SG Phoenix Ventures LLC,
its Managing Member

By:	/s/ Philip Sassower
	Name:	Philip Sassower
	Title:	Member

Xplore Technologies Corporation of America

By:	/s/ Michael J. Rapisand
	Name:	Michael J. Rapisand
	Title:	Chief Financial Officer and Secretary